Exhibit 99.1

Everbridge Announces Strong Fourth Quarter and Full Year 2020 Financial Results

•	Fourth Quarter Revenue Exceeds High-End of Guidance by Record $2.9 million
•	Full Year 2020 Revenue Increases 35% Year-over-Year
•	Operating Cash Flow Reaches Record for Fourth Quarter and Full Year 2020

Burlington, Mass – February 18, 2021 – Everbridge, Inc. (NASDAQ: EVBG), the global leader in critical event management (CEM), today announced its financial results for the fourth quarter and full year ended December 31, 2020.

“We posted strong financial performance during 2020 despite challenges caused by the COVID-19 pandemic, increasing our top-line guidance every quarter and delivering 35% revenue growth for the full year,” said David Meredith, Chief Executive Officer of Everbridge.  “We innovated to quickly develop new CEM solutions, such as our COVID-19 Shield™:  Vaccine Distribution, to help our customers identify, manage, and respond to new threats against their people, assets and processes.  Our fourth quarter results included high-water marks for the number of CEM and Public Warning wins. This momentum helped our International business and supported strong overall revenue growth.  Finally, we signed and expanded new third-party reseller agreements that substantially extend our overall channel reach.  As we look ahead to 2021, we remain excited about our future growth prospects and our ability to gain further traction with our CEM solutions.”

Fourth Quarter 2020 Financial Highlights

•	Total revenue was $75.6 million, an increase of 32% compared to $57.1 million for the fourth quarter of 2019.
•	GAAP operating loss was $(18.3) million, compared to a GAAP operating loss of $(10.2) million for the fourth quarter of 2019.
•	Non-GAAP operating income was $1.3 million, compared to non-GAAP operating income of $2.6 million for the fourth quarter of 2019.
•

GAAP net loss was $(24.6) million, compared to $(13.1) million for the fourth quarter of 2019. GAAP net loss per share was $(0.70), based on 35.1 million basic and diluted weighted average common shares outstanding, compared to $(0.39) for the fourth quarter of 2019, based on 33.8 million basic and diluted weighted average common shares outstanding.

•

Non-GAAP net income was $1.0 million, compared to non-GAAP net income of $3.2 million in the fourth quarter of 2019. Non-GAAP diluted net income per share was $0.03, based on 36.1 million diluted weighted average common shares outstanding, compared to non-GAAP net income per share of $0.09 for the fourth quarter of 2019, based on 34.8 million diluted weighted average common shares outstanding.

•	Adjusted EBITDA was $4.1 million, compared to $5.0 million in the fourth quarter of 2019.
•	Cash flow from operations was an inflow of $19.4 million, reaching a record level, compared to an inflow of $1.5 million for the fourth quarter of 2019.
•	Free cash flow was an all-time high of $15.9 million compared to an outflow of $(1.3) million for the fourth quarter of 2019.

Full Year 2020 Financial Highlights

•	Total revenue was $271.1 million, an increase of 35% compared to $200.9 million for 2019.
•	GAAP operating loss was $(72.2) million, compared to a GAAP operating loss of $(47.2) million for 2019.
•	Non-GAAP operating loss was $(1.7) million, compared to non-GAAP operating loss of $(3.9) million for 2019.
•

GAAP net loss was $(93.4) million, compared to $(52.3) million for 2019. GAAP net loss per share was $(2.70), based on 34.6 million basic and diluted weighted average common shares outstanding, compared to $(1.58) for 2019, based on 33.2 million basic and diluted weighted average common shares outstanding.

•

Non-GAAP net loss was $(0.2) million, compared to $(1.8) million in 2019. Non-GAAP net loss per share was $(0.01), based on 34.6 million basic and diluted weighted average common shares outstanding, compared to $(0.05) for 2019, based on 33.2 million basic and diluted weighted average common shares outstanding.

•	Adjusted EBITDA was $8.0 million, compared to $5.2 million in 2019.
•	Cash flow from operations was an inflow of $15.8 million compared to an inflow of $10.3 million for 2019.

•	Free cash flow was an inflow of $2.9 million compared to an outflow of $(2.8) million for 2019.
•	Cash, cash equivalents, and short-term investments as of December 31, 2020 totaled $467.2 million, compared to $531.6 million as of December 31, 2019.
•	Total deferred revenue increased 27% from $133.5 million as of December 31, 2019 to $170.1 million as of December 31, 2020.

Recent Business Highlights

•	Ended the fourth quarter with 5,613 global enterprise customers, up from 5,024 at the end of the fourth quarter of 2019.
•	In 2020, Everbridge customers used its software-as-a-service (SaaS) platform to send more than 5 billion interactions, an increase of greater than 40% compared to 3.5 billion interactions in 2019.
•	Continued Public Warning momentum with another statewide win in Oregon to power public alerts and warning system for all residents and visitors.
•

Announced COVID-19 Shield™: Vaccine Distribution, an extension to its CEM platform offering risk insights, logistics awareness and vaccine appointment management. Deployed its CEM Platform to power the digital vaccination distribution system for a variety of municipalities and organizations, including the entire state population of West Virginia, and the County of Sarasota, Florida, among others.

•

Launched its enhanced Public Warning Center, the first-of-its-kind modular and multi-channel front-end interface featuring the ability to create and transmit a combination of cell broadcast and address-, group-, and location-based SMS alerts for countrywide alerting from a single console.

•

Announced a partnership with Paris-based Atos SE (CAC40: ATO), a global leader in digital transformation and cybersecurity with 110,000 employees and annual revenue of € 12 billion, to expand CEM adoption worldwide.

•

Announced that the United States General Services Administration (GSA) selected the company’s Mass Notification platform to better protect the federal agency’s employees, facilities, and operations across more than 700 federally owned and leased locations.

•

Received an important new patent related to multi-media capabilities of its world-class Public Warning system, which already serves the entire populations of 11 countries in Europe, Asia, Oceania, the Middle East, Africa, and the Americas, that delivers both traditional text alerts using Cell Broadcast (CB) and multimedia content such as audio, images, and video using Multicast Content Distribution (MCD) on 5G networks.

•

Appointed Stacey Wu, former SVP of Global Marketing at Fortinet, as Everbridge’s Chief Marketing Officer (CMO), and Jessica Deckinger, former three-time CMO and veteran branding and communications executive, as Everbridge’s Chief Communications Officer.

•	Continued to build reputation as an employer of choice with recognition from multiple publications as a top place to work and growth company of the year.

Financial Outlook

Based on information available as of today, Everbridge is issuing guidance for the first quarter and full year 2021 as indicated below.

	First Quarter 2021			Full Year 2021
Revenue	$75.3	to	$75.7	$342.1	to	$344.1
Revenue growth	28%		29%	26%		27%
GAAP net loss	$(29.9)		$(29.5)	$(114.5)		$(112.5)
GAAP net loss per share	$(0.84)		$(0.83)	$(3.22)		$(3.16)
Non-GAAP net loss	$(4.1)		$(3.7)	$(8.8)		$(6.8)
Non-GAAP net loss per share	$(0.12)		$(0.10)	$(0.25)		$(0.19)
Adjusted EBITDA	$(0.6)		$(0.2)	$7.5		$8.5

(All figures in millions, except per share data)

Conference Call Information

What:	Everbridge Fourth Quarter and Full Year 2020 Financial Results Conference Call
When:	Thursday, February 18, 2021
Time:	4:30 p.m. ET
Live Call:	(833) 685-0904, domestic
(412) 317-5740, international
Replay:	(877) 344-7529, passcode 10151533, domestic
(412) 317-0088, passcode 10151533, international
Webcast (live & replay):	https://edge.media-server.com/mmc/p/urweo4nx

About Everbridge, Inc.

Everbridge, Inc. (NASDAQ: EVBG) is a global software company that provides enterprise software applications that automate and accelerate organizations’ operational response to critical events in order to Keep People Safe and Businesses Running™. During public safety threats such as active shooter situations, terrorist attacks or severe weather conditions, as well as critical business events including IT outages, cyber-attacks or other incidents such as product recalls or supply-chain interruptions, over 5,600 global customers rely on the company’s Critical Event Management Platform to quickly and reliably aggregate and assess threat data, locate people at risk and responders able to assist, automate the execution of pre-defined communications processes through the secure delivery to over 100 different communication devices, and track progress on executing response plans. Everbridge serves 8 of the 10 largest U.S. cities, 9 of the 10 largest U.S.-based investment banks, 47 of the 50 busiest North American airports, 9 of the 10 largest global consulting firms, 8 of the 10 largest global automakers, 9 of the 10 largest U.S.-based health care providers, and 7 of the 10 largest technology companies in the world. Everbridge is based in Boston with additional offices in 20 cities around the globe. For more information, visit www.everbridge.com, read the company blog, and follow on Twitter and Facebook.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP sales and marketing, non-GAAP research and development, non-GAAP general and administrative, non-GAAP operating expenses, non-GAAP operating income/(loss), non-GAAP net income/(loss), non-GAAP net income/(loss) per share, adjusted EBITDA, and free cash flow.

Non-GAAP operating income/(loss) excludes stock-based compensation, change in fair value of contingent consideration and amortization of acquired intangible assets. Non-GAAP net income/(loss) excludes stock-based compensation, change in fair value of contingent consideration, amortization of acquired intangible assets, accretion of interest on convertible senior notes and loss on extinguishment of convertible notes. Adjusted EBITDA represents net income/(loss) before interest income and interest expense, income tax expense and benefit, depreciation and amortization expense, loss on extinguishment of convertible notes, change in fair value of contingent consideration and stock-based compensation expense. Free cash flow is cash flow from operations, less cash used for capital expenditures and additions to capitalized software development costs.

We believe that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Everbridge's financial condition and results of operations. We use these non-GAAP measures for financial, operational and budgetary decision-making purposes, to understand and evaluate our core operating performance and trends, and to generate future operating plans. We believe that these non-GAAP financial measures provide useful information regarding past financial performance and future prospects, and permit us to more thoroughly analyze key financial metrics used to make operational decisions. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other software companies, many of which present similar non-GAAP financial measures to investors.

We do not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. We urge investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures, which are included in this press release, and not to rely on any single financial measure to evaluate our business.

Cautionary Language Concerning Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the anticipated opportunity and trends for growth in our critical communications and enterprise safety applications and our overall business, our market opportunity, our expectations regarding sales of our products, our goal to maintain market leadership and extend the markets in which we compete for customers, and our expected financial results for the first quarter of 2021 and the full fiscal year 2021. These forward-looking statements are made as of the date of this press release and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as "expect," "anticipate," "should," "believe," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "could," "intend," variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: the ability of our products and services to perform as intended and meet our customers’ expectations; our ability to attract new customers and retain and increase sales to existing customers; our ability to increase sales of our Mass Notification application and/or ability to increase sales of our other applications; our ability to successfully integrate businesses and assets that we have acquired or may acquire in the future; the impact of the global COVID-19 pandemic on our operations and those of our customers and suppliers; developments in the market for targeted and contextually relevant critical communications or the associated regulatory environment; our estimates of market opportunity and forecasts of market growth may prove to be inaccurate; we have not been profitable on a consistent basis historically and may not achieve or maintain profitability in the future; the lengthy and unpredictable sales cycles for new customers; nature of our business exposes us to inherent liability risks; our ability to attract, integrate and retain qualified personnel; our ability to maintain successful relationships with our channel partners and technology partners; our ability to manage our growth effectively; our ability to respond to competitive pressures; potential liability related to privacy and security of personally identifiable information; our ability to protect our intellectual property rights, and the other risks detailed in our risk factors discussed in filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on February 28, 2020. The forward-looking statements included in this press release represent our views as of the date of this press release. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

All Everbridge products are trademarks of Everbridge, Inc. in the USA and other countries. All other product or company names mentioned are the property of their respective owners.

Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31,
	2020	2019
Current assets:
Cash and cash equivalents	$467,171	$531,575
Restricted cash	4,667	4,737
Accounts receivable, net	94,376	68,642
Prepaid expenses	11,774	6,675
Deferred costs and other current assets	20,464	13,501
Total current assets	598,452	625,130
Property and equipment, net	7,774	6,284
Capitalized software development costs, net	16,329	14,287
Goodwill	187,411	91,421
Intangible assets, net	113,762	67,100
Restricted cash	3,792	3,350
Prepaid expenses	1,943	2,009
Deferred costs and other assets	31,481	27,715
Total assets	$960,944	$837,296
Current liabilities:
Accounts payable	$9,698	$7,808
Accrued payroll and employee related liabilities	27,674	22,248
Accrued expenses	7,246	4,496
Deferred revenue	165,389	129,995
Contingent consideration liabilities	10,619	—
Other current liabilities	15,602	4,819
Total current liabilities	236,228	169,366
Long-term liabilities:
Deferred revenue, noncurrent	4,738	3,471
Convertible senior notes	441,514	430,282
Deferred tax liabilities	10,065	2,002
Other long-term liabilities	16,094	11,863
Total liabilities	708,639	616,984
Stockholders' equity:
Common stock	35	34
Additional paid-in capital	542,776	425,945
Accumulated deficit	(293,316)	(199,920)
Accumulated other comprehensive income (loss)	2,810	(5,747)
Total stockholders' equity	252,305	220,312
Total liabilities and stockholders' equity	$960,944	$837,296

Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
Revenue	$75,608	$57,111	$271,141	$200,882
Cost of revenue	21,831	18,361	83,028	63,535
Gross profit	53,777	38,750	188,113	137,347
	71.13%	67.85%	69.38%	68.37%
Operating expenses:
Sales and marketing	33,606	23,742	123,330	87,731
Research and development	16,455	12,860	62,512	50,024
General and administrative	22,009	12,363	74,485	46,820
Total operating expenses	72,070	48,965	260,327	184,575
Operating loss	(18,293)	(10,215)	(72,214)	(47,228)
Other expense, net:
Interest and investment income	92	958	2,007	4,499
Interest expense	(6,107)	(2,492)	(24,089)	(7,478)
Loss on extinguishment of convertible notes	(402)	(1,406)	(446)	(1,406)
Other expense, net	(211)	(83)	(921)	(212)
Total other expense, net	(6,628)	(3,023)	(23,449)	(4,597)
Loss before income taxes	(24,921)	(13,238)	(95,663)	(51,825)
Benefit from (provision for) income taxes	335	106	2,267	(425)
Net loss	$(24,586)	$(13,132)	$(93,396)	$(52,250)
Net loss per share attributable to common stockholders:
Basic	$(0.70)	$(0.39)	$(2.70)	$(1.58)
Diluted	$(0.70)	$(0.39)	$(2.70)	$(1.58)
Weighted-average common shares outstanding:
Basic	35,100,789	33,813,978	34,581,144	33,161,656
Diluted	35,100,789	33,813,978	34,581,144	33,161,656
Other comprehensive income (loss):
Foreign currency translation adjustment	9,279	1,077	8,557	(679)
Total comprehensive loss	$(15,307)	$(12,055)	$(84,839)	$(52,929)

Stock-based compensation expense included in the above:
(in thousands)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
Cost of revenue	$801	$610	$2,954	$1,966
Sales and marketing	4,026	2,645	15,946	9,983
Research and development	1,960	2,260	8,703	7,820
General and administrative	5,029	3,880	19,152	13,720
Total stock-based compensation	$11,816	$9,395	$46,755	$33,489

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
Cash flows from operating activities:
Net loss	$(24,586)	$(13,132)	$(93,396)	$(52,250)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	8,643	6,479	30,759	19,671
Amortization of deferred costs	3,457	2,496	12,609	7,982
Deferred income taxes	(1,168)	(92)	(3,478)	109
Accretion of interest on convertible senior notes	5,634	2,044	22,161	5,711
Loss on extinguishment of convertible notes	402	1,406	446	1,406
Provision for credit losses and sales reserve	1,629	19	3,071	661
Change in fair value of contingent consideration	2,165	(550)	3,665	(550)
Stock-based compensation	11,816	9,395	46,755	33,489
Other non-cash adjustments	159	7	78	(241)
Changes in operating assets and liabilities:
Accounts receivable	(14,685)	(17,153)	(22,614)	(25,558)
Prepaid expenses	769	1,663	(3,983)	(3,481)
Deferred costs	(6,902)	(6,855)	(18,902)	(15,293)
Other assets	3,394	834	146	1,758
Accounts payable	(739)	(2,006)	1,547	5,312
Accrued payroll and employee related liabilities	(466)	2,574	3,499	4,548
Accrued expenses	1,058	(1,012)	1,057	(1,308)
Deferred revenue	23,857	17,331	24,964	29,704
Other liabilities	4,962	(1,985)	7,419	(1,353)
Net cash provided by operating activities	19,399	1,463	15,803	10,317
Cash flows from investing activities:
Capital expenditures	(1,135)	(852)	(3,257)	(5,269)
Proceeds from landlord reimbursement	—	—	—	1,143
Payment for acquisition of business, net of acquired cash	(381)	—	(55,138)	(58,419)
Purchase of short-term investments	—	—	—	(1,975)
Maturities of short-term investments	—	—	—	47,765
Purchase of intangibles	(17,139)	—	(17,139)	—
Additions to capitalized software development costs	(2,355)	(1,952)	(9,651)	(7,819)
Net cash used in investing activities	(21,010)	(2,804)	(85,185)	(24,574)
Cash flows from financing activities:
Restricted stock units withheld to settle employee tax withholding liability	(2,095)	(71)	(6,364)	(4,602)
Proceeds from public offering, net of costs	—	—	—	139,110
Proceeds from issuance of convertible notes	—	450,000	—	450,000
Payments of debt issuance costs	—	(12,686)	(131)	(12,686)
Purchase of convertible note capped call hedge	—	(44,910)	—	(44,910)
Repurchase of convertible notes	—	(57,791)	—	(57,791)
Proceeds from termination of convertible notes capped call hedge	—	5,780	—	5,780
Proceeds from employee stock purchase plan	—	—	3,389	2,337
Proceeds from stock option exercises	1,396	1,589	8,160	17,411
Other	—	—	—	(548)
Net cash provided by (used in) financing activities	(699)	341,911	5,054	494,101
Effect of exchange rates on cash, cash equivalents and restricted cash	707	(23)	296	(250)
Net increase (decrease) in cash, cash equivalents and restricted cash	(1,603)	340,547	(64,032)	479,594
Cash, cash equivalents and restricted cash—beginning of period	477,233	199,115	539,662	60,068
Cash, cash equivalents and restricted cash—end of period	$475,630	$539,662	$475,630	$539,662

Reconciliation of GAAP measures to non-GAAP measures

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
Cost of revenue	$21,831	$18,361	$83,028	$63,535
Amortization of acquired intangibles	(1,135)	(784)	(4,157)	(2,114)
Stock-based compensation	(801)	(610)	(2,954)	(1,966)
Non-GAAP cost of revenue	$19,895	$16,967	$75,917	$59,455

Gross profit	$53,777	$38,750	$188,113	$137,347
Amortization of acquired intangibles	1,135	784	4,157	2,114
Stock-based compensation	801	610	2,954	1,966
Non-GAAP gross profit	$55,713	$40,144	$195,224	$141,427
Non-GAAP gross margin	73.69%	70.29%	72.00%	70.40%

Sales and marketing	$33,606	$23,742	$123,330	$87,731
Stock-based compensation	(4,026)	(2,645)	(15,946)	(9,983)
Non-GAAP sales and marketing	$29,580	$21,097	$107,384	$77,748

Research and development	$16,455	$12,860	$62,512	$50,024
Stock-based compensation	(1,960)	(2,260)	(8,703)	(7,820)
Non-GAAP research and development	$14,495	$10,600	$53,809	$42,204

General and administrative	$22,009	$12,363	$74,485	$46,820
Amortization of acquired intangibles	(4,478)	(3,219)	(15,979)	(8,301)
Change in fair value of contingent consideration	(2,165)	550	(3,665)	550
Stock-based compensation	(5,029)	(3,880)	(19,152)	(13,720)
Non-GAAP general and administrative	$10,337	$5,814	$35,689	$25,349

Total operating expenses	$72,070	$48,965	$260,327	$184,575
Amortization of acquired intangibles	(4,478)	(3,219)	(15,979)	(8,301)
Change in fair value of contingent consideration	(2,165)	550	(3,665)	550
Stock-based compensation	(11,015)	(8,785)	(43,801)	(31,523)
Non-GAAP operating expenses	$54,412	$37,511	$196,882	$145,301

Operating loss	$(18,293)	$(10,215)	$(72,214)	$(47,228)
Amortization of acquired intangibles	5,613	4,003	20,136	10,415
Change in fair value of contingent consideration	2,165	(550)	3,665	(550)
Stock-based compensation	11,816	9,395	46,755	33,489
Non-GAAP operating income (loss)	$1,301	$2,633	$(1,658)	$(3,874)

Net loss	$(24,586)	$(13,132)	$(93,396)	$(52,250)
Amortization of acquired intangibles	5,613	4,003	20,136	10,415
Change in fair value of contingent consideration	2,165	(550)	3,665	(550)
Stock-based compensation	11,816	9,395	46,755	33,489
Accretion of interest on convertible senior notes	5,634	2,044	22,161	5,711
Loss on extinguishment of convertible notes	402	1,406	446	1,406
Non-GAAP net income (loss)	$1,044	$3,166	$(233)	$(1,779)

Non-GAAP net income (loss) per share:
Basic	$0.03	$0.09	$(0.01)	$(0.05)
Diluted	$0.03	$0.09	$(0.01)	$(0.05)
Weighted-average common shares outstanding:
Basic	35,100,789	33,813,978	34,581,144	33,161,656
Diluted	36,075,177	34,815,689	34,581,144	33,161,656

Reconciliation of GAAP measures to non-GAAP measures (Continued)

(in thousands)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
Net loss	$(24,586)	$(13,132)	$(93,396)	$(52,250)
Interest and investment expense, net	6,015	1,534	22,082	2,979
Income taxes, net	(335)	(106)	(2,267)	425
Depreciation and amortization	8,643	6,479	30,759	19,671
EBITDA	(10,263)	(5,225)	(42,822)	(29,175)
Loss on extinguishment of debt	402	1,406	446	1,406
Change in fair value of contingent consideration	2,165	(550)	3,665	(550)
Stock-based compensation	11,816	9,395	46,755	33,489
Adjusted EBITDA	$4,120	$5,026	$8,044	$5,170

Net cash provided by operating activities	$19,399	$1,463	$15,803	$10,317
Capital expenditures	(1,135)	(852)	(3,257)	(5,269)
Additions to capitalized software development costs	(2,355)	(1,952)	(9,651)	(7,819)
Free cash flow	$15,909	$(1,341)	$2,895	$(2,771)

Remaining Performance Obligations

(in millions)

	Remaining Performance Obligations	Remaining Performance Obligations Next Twelve Months
Subscription and other contracts	$358	$213
Professional services contracts	16	13

Financial Outlook

(in millions, except share and per share data)

	Three Months Ended		Year Ended
	March 31, 2021		December 31, 2021
	Low End	High End	Low End	High End
Net loss	$(29.9)	$(29.5)	$(114.5)	$(112.5)
Amortization of acquired intangibles	6.4	6.4	25.4	25.4
Accretion of interest on convertible senior notes	5.7	5.7	23.4	23.4
Stock-based compensation	13.7	13.7	56.9	56.9
Non-GAAP net loss	$(4.1)	$(3.7)	$(8.8)	$(6.8)

Weighted average common shares outstanding:
Basic	35,450,000	35,450,000	35,600,000	35,600,000
Diluted	35,450,000	35,450,000	35,600,000	35,600,000

Net loss per share	$(0.84)	$(0.83)	$(3.22)	$(3.16)
Non-GAAP net loss per share	$(0.12)	$(0.10)	$(0.25)	$(0.19)

Net loss	$(29.9)	$(29.5)	$(114.5)	$(112.5)
Interest expense, net	6.2	6.2	25.4	25.2
Income taxes, net	—	—	0.5	—
Depreciation and amortization	9.4	9.4	39.2	38.9
EBITDA	(14.3)	(13.9)	(49.4)	(48.4)
Stock-based compensation	13.7	13.7	56.9	56.9
Adjusted EBITDA	$(0.6)	$(0.2)	$7.5	$8.5

Everbridge Contacts:

Jeff Young

Media Relations

jeff.young@everbridge.com

781-859-4116

Joshua Young

Investor Relations

joshua.young@everbridge.com

781-236-3695

Source: Everbridge, Inc.